UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 13, 2016

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Michael Hobey as Chief Financial Officer

Effective as of September 13, 2016, the Board of Directors of Real Industry, Inc. (the “Company”) appointed Michael Hobey as Executive Vice President and Chief Financial Officer of the Company, succeeding Kyle Ross who had been appointed as President, Interim Chief Executive Officer and Chief Investment Officer on August 19, 2016.

Mr. Hobey, age 43, has served as the Chief Financial Officer of the Company’s indirect wholly owned subsidiary, Real Alloy Holding, Inc., since the business’ acquisition in February 2015. Prior to the Company’s acquisition of the Real Alloy business, Mr. Hobey served as Chief Financial Officer of the predecessor entity know as Global Recycling & Specification Alloys at Aleris Corporation. Mr. Hobey joined Aleris in June 2006, serving as Vice President, Corporate Development through July 2009, when he was named Vice President and Treasurer. Before joining Aleris, he served as a Vice President in the Investment Banking Division at Citigroup Global Markets and held various positions with McDonnell Douglas and Boeing immediately following college. Mr. Hobey holds a Bachelor of Science degree from Brown University and an MBA from the MIT Sloan School of Management.

On September 15, 2016, the Company issued a press release announcing Mr. Hobey’s appointment. A copy of the Company’s September 15, 2016 press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

(e) New Employment Terms for Kyle Ross and Equity Awards

In connection with the appointment of Kyle Ross as President, Interim Chief Executive Officer and Chief Investment Officer of the Company, Mr. Ross and the Company agreed to an employment terms letter setting forth the new compensation arrangements with Mr. Ross. Under the terms of his employment, Mr. Ross will be considered for the position of Chief Executive Officer on a non-interim basis, be entitled to receive annual base compensation at the rate of $450,000 per year and be eligible to receive an incentive cash award targeted at 80% of his new annual base compensation. The foregoing summary of the employment terms letter is qualified in its entirety by reference to the full text of such letter, attached hereto as Exhibit 10.1, and incorporated herein by reference.

In addition, in connection with his agreement to serve and appointment as President, Interim Chief Executive Officer and Chief Investment Officer, Mr. Ross was granted two equity awards: (i) a restricted common stock award in the amount of $200,000, vesting in whole and not in part one year following the grant date based upon his continued and uninterrupted employment by the Company; and (ii) a restricted stock award in the amount of $500,000, vesting in whole and not in part at the end of three years based upon his continued and uninterrupted employment by the Company.

Mr. Ross will continue to participate in the Real Industry, Inc. Management Continuity Plan as an Executive Vice President pending his appointment as President and Chief Executive Officer on a non-interim basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Terms Letter between Real Industry, Inc. and Kyle Ross, dated September 13, 2016.
99.1	Real Industry, Inc. Press Release dated September 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.
(Registrant)

Date: September 15, 2016	By:	/s/ Kyle Ross
	Name:	Kyle Ross
	Title:	President, Interim Chief Executive Officer
and Chief Investment Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Terms Letter between Real Industry, Inc. and Kyle Ross, dated September 13, 2016.
99.1	Real Industry, Inc. Press Release dated September 15, 2016.